Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Amendment No. 12 to Schedule 13D, dated February 10, 2025, relating to the Common Stock, no par value, of Oncocyte Corporation shall be filed on behalf of the undersigned.

Dated: February 10, 2025	Broadwood Partners, L.P.
	By:	Broadwood Capital, Inc.

	By:	/s/ Neal C. Bradsher
	Name:	Neal C. Bradsher
	Title:	President

Broadwood Capital, Inc.

	By:	/s/ Neal C. Bradsher
	Name:	Neal C. Bradsher
	Title:	President

/s/ Neal C. Bradsher
Neal C. Bradsher